UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, St. 900 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 367-0809

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 5, 2024, Boxlight Corporation (the “Company”) issued a press release in connection with certain changes in its senior executive management relating to the matters disclosed in Item 5.02 below, which also included certain preliminary information concerning the Company’s fourth quarter 2023 financial results. A copy of the press release is furnished herewith as Exhibit 99.1 and the portion of the press release concerning the Company’s financial results is incorporated in this Item 2.02 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information may be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), only if and to the extent that such subsequent filing specifically references such information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2024, the Board of Directors (the “Board”) of the Company appointed Dale Strang, a current member of the Board, to serve as the Company’s interim Chief Executive Officer and principal executive officer, effective immediately. Mr. Strang will be replacing Michael Pope, whose last day as an employee of the Company will be January 12, 2024. Mr. Pope will no longer serve as Chairman of the Board, but will remain as a member of the Board.

Mr. Strang, age 64, has served on the Board since August 2017 and has served as Chairman of the Compensation Committee since 2021 and as a member of the Audit Committee and the Nominating & Corporate Governance Committee since 2017. Most recently, he served as Vice President of Strategic Partnerships for Johnson Controls International plc, a global producer of building products and systems, from June 2018 to July 2023. Previously, he was Senior Vice President, Media Strategy & Operations for Healthline Media. Before that, Mr. Strang was President and CEO of SpinMedia and, prior to SpinMedia, of Viximo, Inc. He also previously served as Executive Vice President & General Manager for IGN Entertainment, Inc., playing a key role in growing IGN until it was sold to News Corporation’s Fox Interactive Media unit for approximately $650 million in 2005. He is an accomplished technology, media and entertainment executive with over 30 years of experience, including more than 20 years at the senior management level, leading organizations through periods of innovation, growth and turnaround. Mr. Strang has also served as advisor or board member to numerous companies.

As of the filing of this Current Report on Form 8-K (this “Report”), the Compensation Committee has not finalized compensation arrangements for Mr. Strang in connection with his appointment as interim Chief Executive Officer. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available.

In a related development, R. Wayne Jackson, a current member of the Board, was appointed as Chairman of the Board.

Item 7.01 Regulation FD Disclosure.

Exhibit 99.1 is incorporated in this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information may be incorporated by reference in another filing under the Exchange Act or the Securities Act, only if and to the extent that such subsequent filing specifically references such information.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated January 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	Boxlight Corporation

	By:	/s/ Dale Strang
Dale Strang Chief Executive Officer
(Duly Authorized Officer)

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